Exhibit 99.1

Qualigen Therapeutics Announces $4.5 Million Private Placement of Series A-3 Convertible Preferred Stock

Carlsbad, CA, July 28, 2025 (GLOBE NEWSWIRE) – Qualigen Therapeutics, Inc. (NASDAQ:QLGN) (“Qualigen” or the “Company”), a life sciences company focused on developing platform treatments for adult and pediatric cancers with the potential for orphan drug designations, today announced that it has entered into definitive securities purchase agreements with several institutional and accredited investors for the sale of its Series A-3 Preferred Stock. The private placement closed on July 28, 2025. The Company issued and sold an aggregate of 4,500 shares of Series A-3 Preferred Stock, with a stated value of $1,000 per share, for aggregate gross proceeds of $4.5 million, before deducting placement agent fees and other offering expenses. The Series A-3 Preferred Stock is initially convertible into an aggregate of 1,607,143 shares of common stock of the Company at a conversion price of $2.80 per share, subject to adjustment in accordance with the terms of the Series A-3 Preferred Stock Certificate of Designation.

Univest, LLC acted as the exclusive placement agent for the offering.

The Company intends to use the net proceeds from the sale of the Series A-3 Preferred Stock for working capital purposes.

The shares of Series A-3 Preferred Stock were offered and issued in a private placement under Section 4(a)(2) and/or Rule 506(b) of Regulation D under the Securities Act of 1933 and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the shares of Series A-3 Preferred Stock and the underlying shares of common stock may not be offered or sold in the United States unless registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements.

The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock underlying the Series A-3 Preferred Stock within 45 days after the closing date.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Qualigen Therapeutics, Inc.

Qualigen Therapeutics, Inc. (NASDAQ: QLGN) is a clinical-stage biotechnology company focused on developing novel therapeutics for the treatment of cancer and infectious diseases. The Company’s pipeline includes QN-302, a selective G-quadruplex inhibitor targeting various tumor types including pancreatic cancer; QN-247, a nucleolin-targeting compound for hematologic malignancies; and a family of small-molecule RAS oncogene protein-protein interaction inhibitors. Each of these programs is designed to address areas of high unmet medical need, with the potential for orphan drug designation. Qualigen is committed to advancing its therapeutic pipeline to improve patient outcomes and create long-term value for shareholders.

For more information about Qualigen Therapeutics, Inc., please visit www.qlgntx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates, assumptions, and projections about future events and involve inherent risks and uncertainties. These forward-looking statements include, but are not limited to, statements the filing of a resale registration statement, and the Company’s future business plans and strategies.

Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “would,” “should,” “continues,” and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from those projected due to a number of factors, including risks related to the Company’s ability to successfully develop and commercialize its product candidates, regulatory developments, market conditions, the Company’s ability to maintain compliance with Nasdaq listing requirements, and other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact: Investor Relations

ir@qlgntx.com.

Source: Qualigen Therapeutics, Inc.